UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 12, 2005

Veritas DGC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7427	76-0343152
(Commission File Number)	(I.R.S. Employer Identification No.)

10300 Town Park Drive
Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 351-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Fiscal Year 2006 Incentive Compensation

In June 2004, the Compensation Committee of Veritas DGC Inc.’s Board of Directors adopted the Global Management Incentive Plan (the “Global Management Incentive Plan”), a copy of which was attached as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on March 3, 2005.

On October 12, 2005, the Compensation Committee selected certain senior management of the Company, including executive officers, to participate in the Company’s Global Management Incentive Plan for the fiscal year ending July 31, 2006 and defined the parameters for each such executive officer’s participation.

Under the terms of the Global Management Incentive Plan, each participant is assigned an established target payout that is a percentage of his base annual salary.  In the event a participant’s salary is increased during the year, the incentive payment made will be adjusted to reflect the new salary on a prorated basis.  The target percentages under the Global Management Incentive Plan for fiscal year 2006 range from 50% to 75%.  Each participant is eligible to earn as incentive compensation a percentage of his target payout not to exceed two times his annual target payout if certain financial and individual goals are met.

On October 12, 2005, the Compensation Committee established goals for each participant in the Global Management Incentive Plan for fiscal year 2006.   In the case of the chief executive officer, the chief operating officer and the chief financial officer (the “Senior Executive Officers”), 50% of the incentive payment is conditioned upon the Company attaining a specified amount of profit before income taxes and 50% is conditioned upon the Company attaining a specified amount of pre-tax return on equity.  At the end of the year, the Compensation Committee will determine whether the Company has met the financial goals, calculate the amount due each Senior Executive Officer, if any, and then, if it chooses to do so, increase or decrease the amount due each Senior Executive Officer by an amount up to 25% of the amount due based on the Senior Executive Officer’s performance in executing the business strategies or dealing with the strategic issues identified by the Board of Directors.

In the case of other participants, including executive officers other than the Senior Executive Officers, 37.5% of the incentive payment is conditioned upon the Company attaining a specified amount of profit before income taxes and 37.5% is conditioned upon the Company attaining a specified amount of return on assets.  To earn the remaining 25% of the incentive payment, such participants must attain one or more discrete business goals set by their immediate supervisors or, in the case of executive officers, by the Compensation Committee.

The Global Management Incentive Plan provides that a partial payment of incentive compensation, if earned, will be paid based on the financial results of the first six months of the fiscal year.  It is contemplated that the mid-year payment will be made in March each year.  The mid-year payment is calculated by multiplying the target payout times 50% times 75% times the percentage of the financial goal attained, not to exceed 100%, for the previous six-month period.   The mid-year payment will not take the achievement of individual goals into account.  It is anticipated that the final incentive payment under the Global Management Incentive Plan will be calculated and made after the financial results for the year ended July 31 are available.

The current base annual salary and the target payouts for each of the Company’s named executive officers for fiscal year 2006 are as follows:

Name	Title	Annual Salary	Target Payout

Thierry Pilenko	Chairman and Chief Executive Officer	$475,000	75%

Stephen J. Ludlow	Vice Chairman	$280,000	50%

Timothy L. Wells	President and Chief Operating Officer	$350,000	60%

Mark E. Baldwin	Executive Vice President, Chief Financial Officer and Treasurer	$300,000	60%

Vincent M. Thielen	Vice President, Corporate Controller	$180,300	50%

Larry L. Worden	Vice President, General Counsel and Secretary	$240,000	50%

Fiscal Year 2006 Long-Term Equity-Based Incentive Compensation

On October 13, 2005, the Compensation Committee approved a new method by which long-term equity-based incentive awards will be made under the Company’s Share Incentive Plan to certain members of senior management of the Company, including executive officers.

Under the new method, long term equity-based incentive awards were made effective October 17, 2005 (the “Valuation Date”) for the fiscal year ending July 31, 2006.  All awards made have an aggregate value (the “Value Pool”), calculated on October 17, 2005, equal to .65% of the Company’s market capitalization plus an additional amount for expected award forfeitures.  Each participant’s award was valued based on a percentage share of the Value Pool (a participant’s “Grant Value”).  Both the Value Pool and the Grant Value assigned to each participant were determined by the Compensation Committee in consultation with its outside compensation consultant based in part on the size of incentive awards made by similar size, similarly situated companies.

On October 17, 2005, each participant, including executive officers, was awarded 50% of his Grant Value in options to purchase the Company’s common stock and the right to earn an additional 50% of his Grant Value in restricted shares.

The Options.  On October 17, 2005, the Company granted each participant options to purchase the Company’s common stock with an aggregate value equal to one-half of his Grant Value.  The exercise price for each option is $31.94, the price of one share of the Company’s common stock as of the close of trading as reported on the NYSE on October 14, 2005 (the “Share Price”).  The number of options granted was determined by dividing (a) 50% of the Grant Value by (b) 46% of the Share Price.  Each option has a term of five years.  One-third of the options granted will become exercisable one year after the Valuation Date and an additional one-third will become exercisable on each of the second and third anniversary of the Valuation Date.

The Restricted Shares.  Also on October 17, 2005, each participant was awarded the right to earn restricted shares of the Company.  The restricted shares will be granted, if earned, on the third business day following the Company’s public release of its earnings for the fiscal year ended July 31, 2006 (the “Restricted Stock Grant Date”).   For each participant, including the named executive officers, whose financial target percentages under the Global Management Incentive Plan are determined using the Company’s consolidated financial results (“Corporate Financial Targets”), the number of restricted shares then granted will be determined by dividing (i) the product of (A) 50% of the participant’s Grant Value and (B) the target percentage actually earned by the participant for fiscal year 2006 under the Global Management Incentive Plan, by (ii) the closing price of one share of the Company’s common stock as of the close of trading on the NYSE on the last trading day before the Restricted Stock Grant Date.  For each participant (such as regional personnel) whose financial target percentages under the Global Management Incentive Plan are determined using financial measures other than the Corporate Financial Targets, the number of restricted shares granted, if earned, will be calculated by dividing (i) the product of (A) 50% of the participant’s Grant Value and (B) the target percentage which would have been earned by the participant for fiscal year 2006 under the Global Management Incentive Plan if his financial target percentages were determined using the Corporate Financial Targets instead of the financial measures actually used, by (ii) the closing price of one share of the Company’s common stock as of the close of trading on the NYSE on the last trading day before the Restricted Stock Grant Date.  Each share awarded will be restricted and subject to forfeiture for the period beginning on the Restricted Stock Grant Date and ending July 31, 2008.  In the event of death or disability prior to the Restricted Stock Grant Date, unrestricted shares will be granted to the participant valued as of the date of such death or disability as if he had achieved 100% of his target under the Global Management Incentive Plan prorated for the number of actual months worked.  In the event of retirement prior to the Restricted Stock Grant Date, shares with the same vesting schedule set out above will be granted to the participant valued as of the date of retirement as if he had achieved 100% of his target under the Global Management Incentive Plan prorated for the number of actual months worked.  In the event of a change in control (as defined in the Global Management Incentive Plan) of the Company prior to the Restricted Stock Grant Date, 100% of the target award would be deemed earned with continued vesting based on the original schedule; restrictions on all restricted shares would lapse immediately in the event of termination of the participant by the Company without cause or voluntary termination by the participant with “good reason.”  In the event of a change in control of the Company on or after the Restricted Stock Grant Date, restrictions on all restricted shares would lapse immediately in the event of termination of the participant by the Company without cause or voluntary termination by the participant with “good reason.”

For fiscal year 2006, the awards made to each executive officer of the Company are set forth in the following table:

Name	Title	Grant Value (%)	Grant Value ($) (1)	Stock Options Granted (#) (2)	Restricted Share Value ($) (3)

Thierry Pilenko	Chairman & Chief Executive Officer	10.80	1,101,930	37,500	550,965

Steven J. Ludlow	Vice Chairman	3.02	308,540	10,500	154,270

Timothy L. Wells	President & Chief Operating Officer	5.76	587,696	20,000	293,848

Mark E. Baldwin	Executive Vice President, Chief Financial Officer & Treasurer	4.32	440,772	15,000	220,386

Vincent M. Thielen	Vice President, Corporate Controller	1.44	146,924	7,250	73,462

Larry L. Worden	Vice President, General Counsel & Secretary	2.09	213,040	5,000	106,520

(1)                Total Pool Value = $10,207,805.

(2)                Each option has an exercise price of $31.94 per share, based on the closing price of the Company’s common stock as reported on the NYSE on October 14, 2005, and a five-year term.  One-third of the options granted become exercisable on October 17 of each of the following years:  2006, 2007 and 2008.

(3)                Assumes achievement of 100% of Global Management Incentive Plan targets assigned.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibit

Exhibit No.	Description

10.1

Veritas DGC Inc. Global Management Incentive Plan (including all amendments through October 4, 2004) (Exhibit 10.1 to Veritas DGC Inc.’s Form 8-K dated March 3, 2005 is incorporated herein by reference.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS DGC INC.

Date:	October 18, 2005	By:	/s/ LARRY L. WORDEN
		Name:	Larry L. Worden
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Veritas DGC Inc. Global Management Incentive Plan (including all amendments through October 4, 2004) (Exhibit 10.1 to Veritas DGC Inc.’s Form 8-K dated March 3, 2005 is incorporated herein by reference.)